Exhibit 99.1

NYSE: GTN
Gray Media, Inc.
Quarterly Investor Update

November 6, 2026



Gray Media, Inc.

A multimedia company headquartered in Atlanta, Georgia, Gray Media, Inc. ("Gray Media," "Gray," or the "Company") owns local television stations and digital assets serving 117 television markets that collectively reach approximately 37 percent of US television households. The portfolio includes 78 markets with the top-rated television station and 101 markets with the first and/or second highest rated television station during 2025 of our 116 markets ranked by Nielsen, as well as the largest Telemundo Affiliate group with 46 markets.

The company also owns Gray Digital Media, a full-service digital agency offering national and local clients digital marketing strategies with the most advanced digital products and services. Gray's additional media properties include video production companies Raycom Sports, Tupelo Media Group, and PowerNation Studios, and studio production facilities Assembly Atlanta and Third Rail Studios.

This presentation contains certain forward-looking statements that are based largely on Gray Media's current expectations and reflect various estimates and assumptions by company management. These statements may be identified by words such as "estimates," "expect," "anticipate," "will," "implied," "assume" and similar expressions. In addition, statements in this presentation relating to the value and growth opportunities for revenues are based on Gray's current expectations and beliefs and therefore constitute forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties which in some instances are beyond Gray's control, include the inability to achieve estimates of future revenue and expenses, the inability to complete recently announced acquisitions within the expected timeframes, or at all, including as a result of failure to obtain necessary FCC or other regulatory approvals, the inability to achieve anticipated benefits of such acquisitions, and other future events.

Gray is subject to additional risks and uncertainties described in the company's quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and management's discussion and analysis of financial condition and results of operations sections contained therein. Any forward-looking statements in this presentation should be evaluated in light of these important risk factors. This presentation reflects management's views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this presentation beyond the published date, whether as a result of new information, future events or otherwise.

RAYCOM Sports | GDM gray digital media | Assembly | INVESTIGATE | POWERNATION STUDIOS | TUPELO HONEY | THIRD RAIL STUDIOS | LOCAL NEWS LIVE

Largest Owner of Top-Rated TV Stations

Leading Station Portfolio Drives Industry Leading Revenue per Gross TV Household

- **67%** — #1 station in 78 of 116 Nielsen measured markets
- **87%** — #1 and/or #2 station in 101 of 116 Nielsen measured markets
- **37%** — US TV household reach across 117 full-power TV markets
- **93** — Most Regional Murrow Awards of any media company highlighting dedication to journalistic excellence
- **16** — 16 Broadcast Sports Networks airing 19 MLB, 13 NBA, 8 NHL, 6 WNBA and numerous NCAA and MiLB teams

Highly Balanced Big Four Affiliate Distribution



FOX
35 O&O channels (Expire 2H 2027)*
abc
31 O&O Channels (Expire 12/31/28)*
NBC
59 O&O channels (Expire 12/31/28)*
CBS
55 O&O channels (Expire 2H 2027 and 1Q 2028)*
19%
17%
33%
31%

*Chart above reflects all Gray stations owned September 30, 2026.

Gray Media's 3Q26 Results

	3Q26 Guidance Issued Aug 7, 2026	3Q26 Updated Guidance Sep 29, 2026	Reported 3Q26 Results
Core Advertising Revenue (vs. Reported)	Flat	Flat to -1%	+1%
Political Revenue	$165 - $185	$188 - $195	$198
Total Revenue	$935 - $965	$950 - $965	$972
Net Retransmission Revenue*	$147 - $150	No Update	$150
Broadcasting Expense	$590 - $600	No Update	$596
Corporate Expense	$35 - $40	$30 - $35	$31

Amounts shown in millions of dollars.
Expense line items exclude depreciation, amortization, impairment and gain or loss on disposal of assets.
* Net Retransmission Revenue is calculated as retransmission consent revenue less broadcast network affiliation fees.

Selected Operating Results

	Nine-Months Ended September 30		Year Ended December 31	
(As reported, $ in Millions)	2026	2025	2025	2024
Revenue (less agency commissions):				
Core advertising	$ 1,067	$ 1,060	$ 1,452	$ 1,490
Political advertising	311	30	42	497
Retransmission consent	1,064	1,094	1,429	1,482
Other	48	49	65	70
Total broadcasting revenue	2,490	2,233	2,988	3,539
Production companies	89	70	107	105
Total revenue	$ 2,579	$ 2,303	$ 3,095	$ 3,644
Operating expenses*:				
Broadcasting	$ 1,720	$ 1,682	$ 2,239	$ 2,317
Production companies	$ 79	$ 62	$ 95	$ 83
Corporate and administrative	$ 107	$ 85	$ 113	$ 104
Net (loss) income	$ 72	$ (75)	$ (85)	$ 375
Adjusted EBITDA**	$ 687	$ 491	$ 670	$ 1,162

- **$3.4** Billion L8QA Total Revenue
- **$996** Million L8QA Leverage Ratio Denominator ***
- **2.54x** Consolidated First Lien Net Leverage Ratio ***
- **3.70x** Consolidated Secured Net Leverage Ratio ***
- **5.70x** Consolidated Total Net Leverage Ratio ***

* Operating expenses exclude depreciation, amortization, impairment and gain (loss) on disposal of long-lived assets, net.
** See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net (loss) income included herein.
*** Leverage ratios on September 30, 2026. See description and calculation of Leverage Ratio Denominator, Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio and Consolidated Total Net Leverage Ratio, in each case, calculated as specified in our Senior Credit Agreement, included herein.

M&A Update

Deleveraging M&A Improves Horizontal and Vertical Scale

- Bahakel Communications - $25 million, acquired WBBJ, closed February 13, 2026
- Allen Media – $56 million, acquired stations in 3 markets, closed March 27, 2026
- Allen Media – $115 million, acquired stations in 7 markets, closed May 1, 2026
- Block - $80 million, acquired stations in 3 markets, closed May 6, 2026
- Sagamore Hill Broadcasting $2 million, acquired stations in 2 markets, closed May 8, 2026
- Scripps Cash-Free Swap – Acquired stations in 2 markets and divested stations in 3 markets, closed May 15, 2026
- American Spirit Media - $50 million, agreement to acquire stations in 6 markets, non-license assets and LMA closed on July 1, 2026; license assets closing expected in 4Q 2026*
- WHPM, Hattiesburg, MS – Acquired the non-licensed assets and LMA closed on July 1, 2026; license asset closing expected in 4Q 2026.*

Transactions increase horizontal and vertical scale with addition of four new markets and Big Four affiliated stations in several existing markets.

*Closing is subject to receiving required regulatory approvals; however, no assurance can be given that the required approvals will be received on the timeframe contemplated, or at all.

Net Retransmission Revenue* Growth

Retransmission Consent Revenue

(As reported basis, $ in millions)



$1,496
$1,532
$1,482
$1,429
$1,399
$903
$937
$932
$882
$823
$593
$595
$550
$547
$576
2022
2023
2024
2025
LTM 9/30/26**
Net Retransmission Revenue
Network Affiliation Fees

* Net Retransmission Revenue is a non-GAAP term and is defined as Retransmission consent revenue less network affiliation fees. See definition of non-GAAP terms included herein.

** 9/30/26 LTM includes $18 million of Net Retransmission Revenue and $43 million of Network Affiliation Fees related to our 2026 Acquisitions.

Improving Market Dynamics

- ✓ Net Retransmission Revenue* is projected to return to growth on both a reported and organic basis in 2026 despite an almost 2-month dispute with a satellite partner.
- ✓ Underlying subscriber trends continue to improve due to bundling options and more sports on local broadcasting.
- ✓ Gray's network affiliation fees declined for the first time in 2024, with meaningfully further declines in 2025 and projected declines in 2026.
- ✓ Gray's retransmission cycle included renewals covering 39% of traditional MVPD subscribers in 1H 2026. Next round of negotiations cover 17% in 1H 2027, and 44% in 2H 2027.

Note: 1H 2026 Net Retransmission Revenue impacted by an MVPD distribution dispute

Record Political Advertising Revenue


Gray Media Political Advertising Revenue
($ in millions)
$600
$60
$515
$79
$497
$42
$635
2020 CHB
2021
2022
2023
2024
2025
2026E

Note: 2020 on a combined historic basis (CHB) and excludes $52 million of revenue from the two GA runoff elections that occurred post Election Day. 2026 is the midpoint of our guidance and includes an estimated $16 million from the 2026 Acquisitions

- Through Election Day, 2026 brought the highest amount of political advertising revenue in Gray's history.
- Driven by local news dominance, market reach and broadcasting exceeding expectations
- 2028 will be the first U.S. presidential election with two competitive, open major-party nominating contests since 2016.

Proactively Managing Debt Maturities

Capitalization

($ in millions)	9/30/2026 Actual Amount	9/30/2026 Actual Cumulative Leverage
Cash	$ 154	
Revolver (S +200) (1)	$ -	-x
Term Loan D due 12/1/2028 (S + 300 + 11 bps CSA)	739	0.7x
New Term Loan G due 7/15/2030 (S+350)	-	
10.5% 1L Senior Secured Notes due 7/15/2029	350	1.1x
7.25% 1L Senior Secured Notes due 8/15/2033	845	1.9x
7.5% 1L Senior Secured Notes due 9/15/2034	750	2.7x
Total outstanding principal secured by first lien	$ 2,684	2.7x
Consolidated First Lien Net Debt ("Consolidated First Lien Net Leverage Ratio")	**$ 2,530**	**2.54x**
9.625% 2L Notes due 7/15/2032	1,150	3.8x
Consolidated Secured Net Debt (3) ("Consolidated Secured Net Leverage Ratio")	**$ 3,686**	**3.70x**
4.750% Senior Unsecured Notes due 10/15/2030	790	4.6x
5.375% Senior Unsecured Notes due 11/15/2031	1,198	5.8x
Total outstanding principal, including current portion (2)	$ 5,822	5.8x
Consolidated Total Net Debt (2) (3) ("Consolidated Total Net Leverage Ratio")	**$ 5,674**	**5.70x**
"Leverage Ratio Denominator"		**$ 996**
Total Liquidity (Cash + Available Revolver + Available AR Securitization)	**$ 899**	

(1) Revolver commitment $750 million due 12/1/28 at 9/30/26 and $680 million due 7/15/2030 at 10/8/26

(2) Excludes $379MM outstanding under our AR Securitization agreement and $800MM of outstanding Series A preferred equity

(3) Includes outstanding undrawn letters of credit and Capitalized Lease Obligations

Debt Maturity Profile as of November 6



No maturities until after the '28 political cycle
$150
$200
$650
$790
$1,198
$1,150
$845
$750

Source: Company filings

Note: Excludes $379 million non-recourse off balance sheet AR Securitization Facility at 9/30/2026 and $800 million of Series A Preferred Equity. Reflects the issuance of $675 million aggregate principal amount of Term Loan G, pay down of $589 million aggregate principal amount of Term Loan D, redemption of $150 million aggregate principal amount of 10.5% 1L Secured Notes, prepayment of the entire $25 million scheduled amortization to maturity on Term Loan G, and decrease of unused revolving credit facility to $680 million and extension of maturity date to 2030, in each case, that occurred after 9/30/2026.

Executed on our 2026 Financing Plan

Extended Maturities While Lowering Average Cost of Capital

2026 Capital Markets Activity

- Upsized **AR Securitization Facility to $450 million** and extended maturity in November 2026
- Paid **~$65 million in financing transaction costs including $43 million of call premium on the 10.5% 1L notes** in 2H 2026
- Redeemed **$150 million of 10.5% 1L Notes due 2029** in October 2026
- Issued **$675 million 1L Term Loan G due 7/15/2030 and prepaid $25 million of amortization to maturity** in October 2026
- Extended **$680 million Revolver maturity to 7/15/2030** and which commitments were reduced from $750 million in October 2026
- Issued **$750 million of 7.5% 1L Notes due 9/15/2034** in August 2026
- Repurchased **$100 million of 10.5% 1L Secured Notes** and **$20 million of 5.375% Unsecured Notes** at Par, plus accrued interest in July 2026
- Issued **$70 million add-on 7.25% 1L Secured Notes due 2033** in 2Q 2026
- Repurchased **$50 million Liquidation Preference of Series A Perpetual Preferred Stock** for $30 million in 2Q 2026

Ongoing Delevering Plan

- **2026 Financing Activity Reduces Interest and Preferred Dividend Costs by approximately $40-$50 Million annually**
- **Currently expecting to allocate between $175 million to $200 million of political cash to reduce outstanding debt**
- Lower quantum of debt and leverage is expected to **drive down interest expense**
- **Nearest maturities are $150 million of Term Load D due in December 2028 and $200 million of 10.5% 1L Notes due in 2029**
- Evaluate opportunities to **utilize cash flow to reduce debt and leverage**
- Close, integrate and evaluate additional de-leveraging M&A opportunities

Reduce Debt / Leverage Through 2028 Political Cycle

- Continue to focus on reduction of Net Leverage and reducing interest cost
- Monitor market opportunities to refinance debt, including unsecured notes

Non-GAAP Terms

This investor presentation includes certain non-GAAP financial measures, including "Adjusted EBITDA" and "Net Retransmission Revenue." We present these measures, in addition to results prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"), because we believe they are useful in evaluating the performance of the business. Adjusted EBITDA is calculated as net income (loss), adjusted for income tax expense (benefit), interest expense, gain or loss on extinguishment of debt, non-cash stock-based compensation costs, non-cash 401(k) expense, depreciation, amortization of intangible assets, impairment of goodwill and other intangible assets, impairment of investments, loss (gain) on asset disposals and certain other miscellaneous items. Net Retransmission Revenue is calculated as retransmission consent revenue less broadcasting network affiliation fees. We consider Adjusted EBITDA and Net Retransmission Revenue to be indicators of our operating performance.

In addition to results prepared in accordance with GAAP, "Leverage Ratio Denominator" is a metric that we use to calculate our compliance with certain financial covenants in our indebtedness agreements. This metric is calculated as specified in our Senior Credit Agreement and is a significant measure that represents the denominator of a formula used to calculate compliance with certain material financial covenants within the Senior Credit Agreement that govern our ability to incur indebtedness, incur liens, make investments and make restricted payments, among other limitations usual and customary for credit agreements of this type. Accordingly, we believe this metric may be useful to investors to understand how we assess compliance with our Senior Credit Agreement. Leverage Ratio Denominator gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on October 1, 2024. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the acquisitions. Certain of the financial information related to the acquisitions, if applicable, has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which we cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the completeness or accuracy of such information, or that our actual results would not differ materially from this financial information if the acquisitions had been completed on the stated date. In addition, the presentation of Leverage Ratio Denominator as determined in the Senior Credit Agreement and the adjustments to such information, including expected synergies, if applicable, resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933, and should not be relied upon as indicative of future results. Leverage Ratio Denominator, as determined in the Senior Credit Agreement, represents an average amount for the preceding eight quarters then ended.

Specified Transaction Costs and Expenses are defined in our Senior Credit Agreement and include incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line items from our selected operating data, net of Transaction Related Expenses, in order to present a more meaningful comparison between periods of our operating expenses and our results of operations. Our "Capitalized Lease Obligations" are defined in our Senior Credit Agreement and include certain leases accounted for as finance leases in accordance with GAAP.

Our "Consolidated First Lien Net Debt," "Consolidated First Lien Net Debt Ratio," "Consolidated Secured Net Debt," "Consolidated Secured Net Leverage Ratio," "Consolidated Total Net Debt," and "Consolidated Total Net Leverage Ratio," in each case presented net of all cash, represents the amount of outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement for the applicable amount of indebtedness.

These non-GAAP measures are not defined by GAAP, and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such measures are used by us in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Calculation of Leverage Ratio Denominator and Net Leverage Ratios, as each is defined in our Senior Credit Agreement (Unaudited):

		Eight Quarters Ended September 30, 2026
		(in millions)
Net income	$	156
Adjustments to reconcile from net income to Leverage Ratio		
Denominator as defined in our Senior Credit Agreement:		
Depreciation		270
Amortization of intangible assets		204
Non-cash stock-based compensation		40
Loss on disposal of assets, net		6
Interest expense		948
Loss on early extinguishment of debt		15
Income tax expense		47
Impairment of investments, goodwill and other intangible assets		74
Amortization of program broadcast rights		55
Payments for program broadcast rights		(55)
Pension expense		3
Adjustments for unrestricted subsidiaries		43
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period		161
Specified Transaction Costs and Expenses		22
Other		2
Total eight quarters ended September 30, 2026	**$**	**1,991**
Leverage Ratio Denominator (total eight quarters ended September 30, 2026, divided by 2)	**$**	**996**

		September 30, 2026
		(dollars in millions)
Total outstanding principal secured by a first lien	$	2,684
Cash		(154)
Consolidated First Lien Net Debt	$	2,530
Consolidated First Lien Net Leverage Ratio (maximum permitted incurrence is 3.50 to 1.00) (1)		2.54
Total outstanding principal secured by a lien	$	3,834
Letters of credit and Capitalized Lease Obligations		6
Cash		(154)
Consolidated Secured Net Debt	$	3,686
Consolidated Secured Net Leverage Ratio (maximum permitted incurrence is 5.50 to 1.00) (2)		3.70
Total outstanding principal, including current portion	$	5,822
Letters of credit and Capitalized Lease Obligations		6
Cash		(154)
Consolidated Total Net Debt	$	5,674
Consolidated Total Net Leverage Ratio (maximum permitted incurrence is 7.00 to 1.00)		5.70

See definition of non-GAAP terms included herein

(1) At any time any amounts are outstanding under our revolving credit facility, our maximum Consolidated First Lien Net Leverage Ratio cannot exceed 4.25 to 1.00.

(2) For the 2032 2L Notes the maximum permitted Second Lien incurrence is 4.5 to 1.00.

Quarterly Non-GAAP Reconciliations

Adjusted EBITDA (Unaudited)

	Three Months Ended September 30,		
	2026	2025	2024
		(in millions)	
Net income (loss)	$ 78	$ (10)	$ 96
Adjustments to reconcile from net (loss) income to Adjusted EBITDA:			
Depreciation	34	33	36
Amortization of intangible assets	16	23	31
Non-cash stock-based compensation	3	5	5
Impairment of goodwill and other intangible assets	-	-	-
(Gain) loss on disposal of long-lived assets, net	-	(1)	16
Miscellaneous expense (income), net	-	3	(2)
Interest expense	118	120	130
Loss (gain) from early extinguishment of debt	40	7	(6)
Income tax (benefit) expense	30	(18)	32
	$ 319	$ 162	$ 338
Supplemental Information:			
Pension expense	$ -	$ 3	$ -
Amortization of deferred loan costs	4	4	4
Preferred stock dividends paid	12	13	13
Common stock dividends paid	8	8	8
Purchases of property and equipment	35	25	40
Income taxes paid, net of refunds	18	-	45

YTD Non-GAAP Reconciliations

Adjusted EBITDA (Unaudited)

	Nine Months Ended September 30,		
	2026	2025	2024
	(in millions)		
Net income (loss)	$ 72	$ (75)	$ 206
Adjustments to reconcile from net (loss) income to Adjusted EBITDA:			
Depreciation	101	99	108
Amortization of intangible assets	69	80	94
Non-cash stock-based compensation	14	17	17
Impairment of goodwill and other intangible assets	-	28	-
(Gain) loss on disposal of long-lived assets, net	20	(9)	15
Miscellaneous expense (income), net	(8)	2	(114)
Interest expense	352	355	363
Loss (gain) from early extinguishment of debt	40	6	1
Income tax (benefit) expense	27	(12)	70
Adjusted EBITDA	**$ 687**	**$ 491**	**$ 760**
Supplemental Information:			
Pension expense	$ -	$ 3	$ -
Amortization of deferred loan costs	11	12	11
Preferred stock dividends paid	38	39	39
Common stock dividends paid	25	24	24
Purchases of property and equipment	71	65	103
Income taxes paid, net of refunds	60	39	130

Full-Year Non-GAAP Reconciliations

Adjusted EBITDA (Unaudited)

	Year Ended December 31,		
	2025	2024	2023
		(in millions)	
Net (loss) income	$ (85)	$ 375	$ (76)
Adjustments to reconcile from net (loss) income to Adjusted EBITDA:			
Depreciation	133	144	145
Amortization of intangible assets	104	125	194
Impairment of goodwill and other intangible assets	30	-	43
Non-cash stock-based compensation	22	22	20
Non-cash 401(k) expense	-	-	10
(Gain) loss on disposal of assets, net	(11)	20	21
Miscellaneous expense (income), net	1	(117)	(7)
Impairment of investments	20	25	29
Interest expense	474	485	440
Loss (gain) on early extinguishment of debt	10	(34)	3
Income tax (benefit) expense	(28)	117	(6)
Adjusted EBITDA	**$ 670**	**$ 1,162**	**$ 816**
Supplemental Information:			
Pension expense (benefit)	$ 4	$ (3)	$ (2)
Contribution to pension plan	-	-	4
Amortization of deferred loan costs	16	15	12
Preferred stock dividends	52	52	52
Common stock dividends	33	32	30
Purchases of property and equipment (2)	74	97	108
Income taxes paid, net	38	135	50

(2) Excludes $34 million, $46 million and $240 million related to the Assembly Atlanta project in 2025, 2024 and 2023, respectively.

gray

Content • Community • Culture



4370 Peachtree Rd, NE

Atlanta, GA 30319

NYSE: GTN

www.graymedia.com

Investor Relations Contact: Alan Gould, (404) 266-8333, alan.gould@graymedia.com